Exhibit (j)(2)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information in Post-Effective Amendment No. 101 to the Registration Statement (Form N-1A, Registration No. 033-79858) of FPA Funds Trust and to the incorporation by reference of our report dated February 26, 2021 included in the Annual Report to Shareholders for the year ended December 31, 2020.

/s/ Ernst & Young LLP

Los Angeles, California

April 30, 2021

A member firm of Ernst & Young Global Limited